Exhibit 99.1

Bloggerwave Sees Growth in Large International Blogging Campaigns

Press Release Source: Bloggerwave Inc. On Wednesday May 5, 2010, 8:30 am EDT

MOUNTAIN VIEW, CA--(Marketwire - 05/05/10) - Bloggerwave Inc. ("Bloggerwave") (OTC.BB:BLGW - News), an innovative commercial blogging company, announced today that corporate clients are requesting larger, more international campaigns to coordinate with other advertising and media.

Since the start of this year, more midsize and large corporations have increasingly focused on Bloggerwave's capabilities to spread corporate news and product information across national, linguistic and cultural barriers. In addition to targeting U.S., European and Asian markets, Bloggerwave offers a "global package" that multinational businesses find highly cost effective and efficient in reaching multiple and diverse audiences. Campaigns may include from 1,000 to 3,000 bloggers. Moreover, each campaign employs a unique set of blogs. Such efficiencies are generated by the global range of the internet, the ability of internet search engines to index nationally, and the high quality of the Company's large networks of bloggers who understand their individual audiences. In addition, blogging increases rankings and responses to business websites, with results that can be tracked by a variety of measures.

"Requests for our international campaigns have doubled since the start of this year. Large public relations and advertising companies are starting to see the synergy in using blogs together with other public outreach methods," said Ulrik Thomsen, Director of Bloggerwave. "In addition, blogging is ideal to help a company disperse information quickly to a wide public -- which has been particularly useful in cases calling for reputation management. Our bloggers are knowledgeable, thoughtful and trusted to provide valuable and accurate information about the products and issues that interest them. During the three years of our Company's history, we have collected the best from all areas of the world, and we continue to expand this base in 2010."

About Bloggerwave

Bloggerwave helps its corporate clients harness the power of the Internet by leveraging the power and credibility of blogs to promote products and services. It connects clients directly with thousands of pre-approved bloggers around the globe, giving the bloggers the opportunity to write about and review specific products or services and include a link to the company's website. Once a company is blogged about, it increases its Internet buzz, credibility, site hits, ranking on search engines -- and ultimately, its bottom line. Bloggerwave has shot to the top in just three years of operation, achieving status as the No. 1 company of its kind in Europe and 3rd in the U.S. market. Bloggerwave is now focusing on becoming the best among its U.S. competitors. The Company currently has offices in the United States and Europe, and a virtual presence worldwide.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements; projected events in this press release may not occur due to unforeseen circumstances, various factors, and other risks identified in a company's annual report on Form 10-K and other filings made by such company.

For more information about Bloggerwave Inc. visit www.bloggerwaveinc.com or contact Stanley Wunderlich at (800) 625-2236 extension 7770 or info@cfsg1.com